UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2008 (September 30, 2008)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2008, Pinnacle Data Systems, Inc. (the “Company”) entered into an Amended and Restated Loan Agreement (the “Agreement”) with KeyBank National Association (“KeyBank”), providing for a demand line of credit facility (the “Line”) with a maximum line of credit of $8.0 million, subject to borrowing base restrictions. The Agreement replaces the prior Loan Agreement, dated April 8, 2008, between the Company and KeyBank, which provided for an $11.0 million line of credit facility. The change in the amount of the line of credit sufficiently supports the Company’s future projected operating cash requirements. The borrowing base is determined as the lesser of 1) $8.0 million or 2) the sum of (a) 85% of the aggregate amount of eligible receivable accounts, plus (b) 30% of the aggregate amount of eligible inventory, not to exceed $5.0 million. The outstanding balance on the Line bears interest monthly at an annual rate of prime plus 0.25% or the overnight LIBOR plus 3.00%.

The Line is evidenced by a Cognovit Promissory Note Demand Line of Credit made by the Company in favor of KeyBank on September 30, 2008. The Line is secured by substantially all of the assets of the Company, as provided for in the Security Agreement entered into between the Company and KeyBank on April 8, 2008.

The foregoing description of the Agreement, Cognovit Promissory Note and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, Cognovit Promissory Note and Security Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Loan Agreement

10.2	Cognovit Promissory Note, Demand Line of Credit

10.3	Security Agreement (incorporated by reference in Form 8-K filed with the Securities and Exchange Commission on April 10, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ Michael R. Sayre
Michael R. Sayre, President and Chief Executive Officer

Dated: October 2, 2008